UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RG GLOBAL LIFESTYLES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

RG GLOBAL LIFESTYLES, INC.
17757 Mitchell Ave.
Irvine, CA  92014
(949) 486-6666

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS
To Be Held October 24, 2005

TO OUR SHAREHOLDERS:

You are invited to attend the Annual Meeting of shareholders (the “Meeting”) of RG Global Lifestyles. Inc. (together with its subsidiaries, “we”, “us” or “our”), a California corporation, which will be held on Monday October  24, 2005, at 10:00 A.M. at the Four Seasons Hotel , 690 Newport Center Drive, Newport Beach, CA 92660 for the following purposes:

1.                To elect six (6) directors to hold office for a one year term and until each of their successors  are elected and qualified.

2.                To amend the Company’s Articles of Incorporation with respect to increasing the number of authorized members from the present six to a total of eleven authorized members.

3.                To amend Company’s Articles of Incorporation with respect to increasing the par value of the Company’s common stock to $.001.

4.                To ratify the appointment of Beckstead & Watts LLP as independent auditor.

5.                To act upon other business as may properly come before the meeting.

All shareholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date, and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Meeting may vote in person even if he or she has returned a Proxy.

By Order of the Board of Directors
Louis L. Knickerbocker Chairman of the Board
Irvine, California

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

RG GLOBAL LIFESTYLES, INC.
17751 Mitchell Avenue Irvine, CA  92614

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To be Held on October 24, 2005

General

An annual report, filed on form 10K-SB, for the fiscal year ended March 31, 2005 is enclosed with this Proxy Statement.

Solicitation of Proxies

The accompanying proxy is furnished in connection with the solicitation of proxies by the Board of Directors of RG Global Lifestyles, Inc., a California Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held at the Four Seasons Hotel—Yorba Linda Room—690 Newport Center Drive, Newport Beach, CA 92660 on Monday October 24, 2005 at 10:00 A.M. and at any and all adjournments thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. The Company shall mail this Proxy Statement to its shareholders approximately on  September 23, 2005.

Voting Securities

Only shareholders of record as of the close of business on September 2, 2005 (the “record date”) will be entitled to vote at the meeting and any adjournment thereof. As of  September 2, 2005, there were approximately 25,150,000 shares of common stock of the Company, issued and outstanding and entitled to vote. Shareholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company’s bylaws provide that a majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. The enclosed proxy card reflects the number of shares that you are entitled to vote. Shares of common stock may not be voted cumulatively.

Solicitation of  Proxies

The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail through its regular employees and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for reasonable, out-of-pocket costs. In addition, the Company may use the service of its officers and directors to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

All valid proxies received prior to the meeting will be voted. The Board of Directors recommends that you vote by proxy even if you plan to attend the Annual Meeting. To vote by proxy, you must fill out the enclosed proxy card, sign and date it, and return it in the enclosed postage-paid envelope. Voting by proxy will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Pursuant to the California Corporations Code only votes cast “FOR” a matter constitute affirmative votes, except proxies in which a shareholder fails to make a specification as to whether he votes “FOR”, “AGAINST”, “ABSTAINS” or “WITHHOLDS” as to a particular matter shall be considered as a vote “FOR” that matter. Votes will be tabulated by an inspector of election appointed by the Board of Directors. Votes in which the shareholder specifies that he is “WITHHOLDING” or “ABSTAINING” from voting are counted for quorum purposes, but are not considered as votes “FOR” a particular mater. Broker non-votes (shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) are counted for quorum purposes, but are not considered as votes “FOR” a particular matter.

Revocability of Proxies

All Proxies which are properly completed, signed and returned prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly-executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Shareholder Proposals

Proposals of shareholders intended to be presented at the next Annual Shareholder’s Meeting must be received by the Company, at its offices at 17751 Mitchell Avenue, Irvine, California 92614 not later than 120 days before the Company releases its Proxy Statement to shareholders. Proposals postmarked after  February 28, 2006 shall be considered untimely; provided however, should the Board of Directors elect  to postpone the date of the annual meeting the deadline for shareholder proposals shall proportionately be extended. Proposals of shareholders must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company’s Proxy Statement for that meeting.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six (6) authorized directors. A total of six (6) directors will be elected at the Meeting. The nominees for election are Mr. Louis L. Knickerbocker, Mr. Grant King, Mr. Herrie Tantono, Mr. Budy Hartono, Mr. Bruce E. Thomsen and Mr. Horst Geicke. The persons named as “Proxies” in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If no choice has been specified by a shareholder, the shares will be voted FOR the nominees. If at the time of the Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote.

DIRECTORS, NOMINEES FOR DIRECTORS AND OFFICERS

The following table sets forth certain information about each of the directors, nominees for director and officers of the Company and their current positions with the Company.

NAME	AGE	POSITION(S) HELD	TERM OF OFFICE
Louis L. Knickerbocker*	65	Chairman of the Board, CEO	8/2004 to present
		Chairman of the Board, CEO	5/1993- 9/2000
		of Company’s predecessor, L.L. Knickerbocker Co., Inc.
		Chairman of the Board, CEO	7/1985 to 5/1993
		of Company’s predecessor International Beauty Supply, Ltd.
Grant King*	54	Chief Operations Officer, COO, Director	8/2004 to present
		President of various wholly owned subsidiaries of the Company’s	9/1996 to 9/2000
		predecessor, L.L. Knickerbocker Co., Inc.
William C. Hitchcock	55	Treasurer and Chief Financial Officer (CFO)	8/2004 to present
Herrie Tantono*	44	Secretary, Director	8/2004 to present
Bruce E. Thomsen*	65	Director	8/2004 to present
Budy Hartono*	39	Director	8/2004 to present
Horst Geicke*	49	Director	8/2004 to present
		CEO, sole Director	4/2004 to 8/2004
		RG Global Lifestyles, Inc.

*                    Denotes a nominee for director.

Louis L. Knickerbocker, Chief Executive Officer and Chairman of the Board, is experienced in management, sales and marketing, and real estate sales and finance. He served as Chairman of the Board and Chief Executive Officer of the Company’s predecessors, International Beauty Supply, Ltd. and L.L. Knickerbocker Co., Inc.  L.L. Knickerbocker Co., Inc. completed Chapter 11 Debtor in Possession reorganization with the US Bankruptcy Court, Central District of California in 2001. From 2001 to 2002 Mr. Knickerbocker served as Chief Financial Officer of American Bankers. From 2002 to the present Mr. Knickerbocker has served as Chief Executive Officer of Pinnacle International. Mr. Knickerbocker is a graduate of Santa Monica College with a major in Economics and is currently a licensed realtor and broker.  Mr. Knickerbocker devotes approximately thirty hours per week to his duties as Chief Executive Officer of Pinnacle International. In addition, Mr. Knickerbocker currently devotes approximately fifty hours per week to his duties as Chief Executive Officer and Chairman of the Board of the Company.

Grant King, Director and Chief Operations Officer, has served as General Manager and Managing Director of two major manufacturing and export companies in Bangkok since 1990. From September  1996 to September 2000 Mr. King served as President of various wholly owned subsidiaries of the Company’s predecessor, L.L. Knickerbocker Co., Inc. Between October 2000 and June 2004, Mr. King was managing his own business interests overseas.  From 1997 to July 2003, he served for six years as president and CEO of L.L. Knickerbocker (Thai) Co. Ltd. in Thailand. He was responsible for the day-to-day operations that included planning, business development, fiscal controls, and sales and marketing.  Mr. King has had contact with many internationally based public companies and is well known within the business community of several South East Asian countries. Currently, Mr. King devotes his professional services entirely to the Company and is not involved with any other company.

William C. Hitchcock, Chief Financial Officer, holds an LLM in taxation and international studies from New York University, and a J.D. degree from the University of California at Davis. Mr. Hitchcock served as a director of Amerikal International Holdings from February 2004 to July 2004, when it merged with the Company’s predecessor. From July1999 to the present he has owned and operated a full service tax preparation and tax representation business under the name Bottom Line Financial, LLC. In addition, he has served as a director of Al Barker Insurance since September1999. In addition to time spent managing his tax consulting  business, Mr. Hitchcock devotes forty hours per week to his duties as Chief Financial Officer of the Company.

Horst Geicke, Director, obtained an MBA from Hamburg State University in Germany in 1977. He was a commodity trader in food in Germany, the UK and Brazil and then moved to the Far East in 1981. He founded Geicke HK Ltd. in 1981 and Pacific Alliance Group, which handles corporate finance and fund management, in 1994, and he currently runs these holding companies. He has served as President of the German Chamber of Commerce in Hong Kong in 1995, 1996, 2003 and 2004 and has been a Director of the Hong Kong—Thailand Business Council as well as the German Business Association of Hong Kong since 2002. Mr. Geicke served as the Company’s sole director from April  2004 through July 2004. He has also been a member of the Advisory committee of the Secretary of Industry of Hong Kong Government since 2004. Mr. Geicke devotes approximately five hours per month to his role as a director of the Company.

Herrie Tantono, Director and Secretary, obtained an MBA in Marketing Management and a BA in Management Information Systems from California State University at Turlock. From January 2000 to July 2002, he served as President of Image Lab in northern California. Most recently, from August 2002 to the present he has served as President of Amerikal Nutraceutical Corporation, now a wholly owned subsidiary of the Company, in Irvine California. Mr. Tantono divides his time between his duties as Secretary of the Company and President of the Company’s subsidiary and is not employed by any other company.

Bruce E. Thomsen, Director, spent 12 years in management positions with Fortune 50 companies in the USA including E. I. DuPont, Dow Badische and Food Machinery Chemical (FMC) for which he served as Division Manager of Textile Fibres. Upon leaving FMC he established a marketing and advertising agency in 1975. In November 1982 he sold this business and has since been involved as a consultant to corporations and government in the United States, Europe, Singapore, Hong Kong and Mainland China. Since August 2003, he served as an advisor to Amerikal Nutraceutical Corporation, currently a wholly owned subsidiary of the Company. Mr. Thomsen devotes approximately 15 hours per week to the Company and its subsidiary.

Budy Hartono, Director, spent more than 20 years in executive management for a regional-based company in South East Asia, overseeing the operations of their health and beauty business group, where his experience included forecasting, planning and creative marketing. Since January 2000 he has served as Director of PT Pacific Image Internasional, a marketing company. Mr. Hartono devotes approximately five hours per month to his services as a  director of the Company.

The Board of Directors Unanimously Recommends
A Vote In Favor of Each Named Nominee

MANAGEMENT INFORMATION

Meetings of the Board of Directors

The Board of Directors has not met together as a group in the past year. All actions have been authorized pursuant to unanimous written consent.   A written consent requires all members to vote affirmatively for the motion and this was done for all motions placed before the Board.

The following table sets forth certain information regarding the beneficial ownership of our shares of common  stock as of September 12, 2005 (except where another date is indicated) by:

•       each person known by us to beneficially own more than five percent of our common stock;

•       each director and nominee for director;

•       each of the named executive officers listed in the Summary Compensation Table herein; and

•       all of our directors and executive officers as a group.

The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information provided to us, except where otherwise noted. Unless otherwise indicated the business address of each person shown below is 17751 Mitchell Avenue Irvine, CA 92614.

Name	Address	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Shares
Directors and Named Officers
Louis L. Knickerbocker		4,480,834	17.82%
Horst Geicke		1,338,000	5.37%
Budy Hartono		2,887,466	12.61%
Bruce E. Thomsen		120,000	*
Herrie Tantono		520,000	2.1%
Grant King		520,000	2.1%
William C. Hitchcock		280,000	1.12%
Directors and Officers as a group		10,146,300	41.12%

*                    Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”), as amended the following reports required to be filed pursuant to the 1934 Act with respect to transactions in our Common Stock through March 31, 2005 were untimely:  Form 4 Changes in Beneficial Ownership filings reflecting the acquisition of common Stock pursuant to Written Consent of the Board of Directors by William C. Hitchcock, Bruce Thomsen, Herrie Tantono, Grant King, Louis L. Knickerbocker and Budy Hartono. These acquisitions were subsequently reported on Form 5 Annual Statements of Beneficial Ownership, which Form 5 filings were untimely filed by all officers and directors previously listed with the addition of Horst Geicke.

Compensation of Officers and Directors

Currently, William C. Hitchcock receives monthly compensation of $3,000 per month for part time services as Chief Financial Officer. Mr. Hitchcock’s annual compensation for the fiscal year 2004-2005 commenced as of January 1, 2005. His annual rate of cash compensation is $36,000 per year, of which $9,000 was paid to him between the fiscal year ending March 31, 2005. Bruce Thomsen was paid $15,000 for the fiscal year 2004-2005 for consulting services, not pursuant to a salary arrangement. Herrie Tantono is the Company’s only full time salaried officer receiving a salary of $5,199 per month. For the fiscal year ending March 31, 2005 he was compensated in the amount of $43,433 for a total of 8.35 months of service. No other officers or directors of the Company are paid salaries.

	Fiscal	Annual Compensation			Long Term Compensation Award and Payouts
	Year	Salary		Bonus	LTIP	All other
Name and Principal Position	Ending	($)		($)	Payouts	Compensation
Louis L Knickerbocker	2005	-0	-	—	—	520,000 shares common stock
Chief Executive Officer, Chairman
Grant King	2005	-0	-	—	—	520,000 shares common stock
Chief Operations Officer, Director
William C. Hitchcock	2005	9,000		—	—	280,000 shares common stock
Chief Financial Officer
Herrie Tantono	2005	43,433		—	—	520,000 shares common stock
Secretary, Director
Bruce E. Thomsen	2005	-0		—	—	$15,000; 120,000 shares common stock
Director
Budy Hartono	2005	-0	-	—	—	120,000 shares common stock
Director
Horst Geicke	2005	-0	-	—	—	—
Director

Code of Ethics

Our Board of Directors adopted a Code of Ethics that applies to all executive officers as well as employees of the Company and its subsidiaries. The Code of Ethics requires that senior management avoid conflicts of interest; maintain the confidentiality of information relating to our Company; engage in transactions in shares of our common stock only in compliance with applicable laws and regulations an the requirements set forth in the code of Ethics; and comply with other requirements which are intend to ensure that such officers conduct business in an hones and ethical manner and otherwise act with integrity and in the best interest of the Company.

Legal Proceedings

Neither the Company nor any of its officers, directors 5% beneficial owners or nominees for director is party to current or pending legal proceedings which would be considered adverse to the Company.

Louis L. Knickerbocker was involved with the Company’s predecessor when an involuntary petition for Chapter 11 bankruptcy was filed by certain of its creditors in 2001.

Audit Committee

Pursuant to the Sarbanes-Oxley Act of 2002, the Company constituted an Audit Committee in September 2004 and has adopted the Written Charter of the Audit Committee, attached hereto as Appendix “A.” The Audit Committee consists of six members including one outside Director, an outside financial expert, the Chief Executive Officer, Chief Financial Officer, Chief Operations Officer and the Secretary of the Company. The Company’s Board of Directors has determined that the Company shall have one audit committee financial expert serving on its Audit Committee. The name of this independent audit committee member is David L. Koontz, CPA. David L. Koontz, CPA, Mr. Koontz previously was employed by O2Diesel Corporation, a publicly traded company, from July 2003 to August 2005. From September 2002 to July 2003, he was employed by the AAE Technologies, Inc., an affiliate of O2 Diesel Corporation. From January 2000 to September 2002 Mr. Koontz was self employed. Mr. Koontz is compensated in the amount of $1500 per month and is reimbursed for travel and other expenses related to his service as a Member of the Audit Committee. The remaining members of the audit committee are William C. Hithcock, Bruce E. Thomsen, Louis L. Knickerbocker, Grant King and Herrie Tantono.

Audit Committee Report

Under the rules of the SEC, this Audit Committee Report is not deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filings with the SEC.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with Company management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and has discussed certain required matters with the Company’s independent auditors, in accordance with Statement of Auditing Standards No. 61(Communication with Audit Committee), as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

The Company’s independent auditors also provided written documentation to the Audit Committee, describing all relationships between the auditors and the Company that might bear on the auditor’s independence as required by Independence Standards Boards Standard No. 1. The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005. The Audit Committee also recommended the re-appointment of the independent auditors and the Board concurred in such recommendation.

Audit Committee
William C. Hitchcock, Bruce E. Thomsen, David Koontz, Louis L. Knickerbocker, Grant King and Herrie Tantono

Change in Control

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Certain Relationships and Related Transactions

On October 1, 2004, the Company’s wholly owned subsidiary, Aquair, Inc., entered into an agreement with a company wholly owned by Louis Knickerbocker, the current Chief Executive Officer and Chairman of the Board of Directors of the Company and nominee for director. The agreement provides for office space as well as administrative services at a rate of $6,000 per month. The agreement is non-binding and may be terminated by either party at any time.

Prior to the Reverse Merger wherein Amerikal Nutraceutical Corporation (“ANC”) became a wholly owned subsidiary of the Company, ANC entered into an agreement with PT Pacific Image Internasional of Indonesia (“PT Pacific”). Mr. Budy Hartono, current director and nominee for director, was not involved with either ANC or the Company at the time of negotiation and finalization of this agreement. Subsequently, he became a shareholder and director of the Company. Pursuant to the agreement between ANC and PT Pacific, ANC agreed to pay $300,000 to PT Pacific for the rights to use PT Pacific’s permits for importation of goods into Indonesia for a three-year term. The value of services received pursuant to this transaction is fair market value. The Distribution Rights Agreement with PT Pacific Image Internasional was the result of an arm’s length negotiation between management of ANC and PT Pacific effective July 1, 2004. The Agreement allows the Company to sell its products in Indonesia under the sublicense granted by PT Pacific, effective immediately and continuing for a period of three years. Prior to concluding this Agreement, the Company had discussions with various other companies concerning similar licensing rights, wherein the asking price ranged from $350,000 to $500,000 for similar terms of agreement. It may be helpful to review the economic performance of this Agreement as part of our response to your inquiry as to determination of fair market value. In response to a request from our independent auditors, Beckstead and Watts, LLP regarding the impairment of long-lived assets, the Company prepared an analysis of the actual sales history from inception of the Agreement on July 1, 2004 to March 31, 2005, and projected gross sales, cost of sales, allocated General and Administrative expenses, and net profit for the period up to and including June 2007. During the period from inception of the Agreement to March 31, 2005 (9 months of the total of 36 months of the efficacy of this Agreement), the Company made actual sales of its products in Indonesia in the amount of $272,927.53. During the remaining 27 months of the Agreement, the Company reasonably projects gross sales within the territory (Indonesia) in the amount of $818,775, with a projected net profit of $382,095 over the life of the Agreement. Mr. Budy Hartono currently serves as a director of PT Pacific in addition to serving as a director of the Company.

Communications From Security Holders to the Board

Security Holders may communicate with the Board by sending correspondence addressed to the Board to the Company’s Principal Office located at 17751 Mitchell Avenue, Irvine, California 92614.

PROPOSAL NUMBER 2

AMENDMENT TO THE ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED MEMBERS ON THE BOARD OF DIRECTORS

The Board of Directors has unanimously adopted resolutions adopting and ratifying a proposal to amend our Articles of Incorporation to increase our authorized number of members of the Board of Directors from the presently stated maximum of six to a maximum of eleven members. The Company believes the current even number of authorized members could result in a voting deadlock. In addition, the Company wishes to preserve the possibility of adding industry, financial and legal expertise to the Board in the future, subject to ratification by the shareholders. The Company has no immediate plans to fill the additional positions. The Company proposes to delegate the search for prospective directors to one or more of its existing outside Directors and to perform appropriate due diligence in the review of the background and qualifications of all candidates. In the event that the Board of Directors approves a candidate to serve on the board of directors, such appointment will be subject to shareholder ratification and approval.

The text of the Amendments to the Certificate of Incorporation which would be filed with the Secretary of State of California are set forth in Appendix “B” to this Proxy Statement should the proposed amendment be approved. The text of the form of amendment accompanying this Statement is, however, subject to amendment to reflect any changes that may be required by the office of the Secretary of State of the State of California or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law.

The affirmative vote of the holders of a majority of the Company’s common stock represented and voting at the meeting either in person or by proxy will be required to for approval of this proposal. Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

The Board of Directors Unanimously Recommends a
Vote in Favor of Proposal Number 2

PROPOSAL NUMBER 3

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE PAR VALUE OF THE COMPANY’S COMMON STOCK

After its acquisition of Amerikal International Holding, Inc. the Company’s financial reports have been based upon common shares with a par value of $.001 per share, which was the par value of the acquired company. The Articles of Incorporation of the Company, by unanimous recommendation of the Board of Directors, must be amended to reflect a $.001 par value per share, as they currently reflect “no par value.”

The text of the Amendments to the Articles of Incorporation which would be filed with the Secretary of State of California are set forth in Appendix “B” to this Proxy Statement should the proposed amendment be approved. The text of the form of amendment accompanying this Statement is, however, subject to amendment to reflect any changes that may be required by the office of the Secretary of State of the State of California or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law.

The affirmative vote of the holders of a majority of the Company’s common stock represented and voting at the meeting either in person or by proxy will be required to for approval of this proposal. Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

The Board of Directors Unanimously Recommends a
Vote in Favor of Proposal Number 3

PROPOSAL NO. 4

RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF BECKSTEAD & WATTS LLP
AS OUR INDEPENDENT AUDITOR FOR 2005

The Audit Committee has appointed the firm of Beckstead & Watts, LLP as the independent auditor to audit the accountants of R G Global Lifestyles, Inc. and its subsidiaries for the year 2005. This firm has audited the accountants and records of R G Global Lifestyles, Inc. and its subsidiaries since April 2004. Representatives of Beckstead & Watts LLP are invited to attend the Annual Meeting and to respond to appropriate questions, and they will have the opportunity to make a statement if they wish.

In the event shareholders fail to ratify the appointment of Beckstead & Watts, LLP the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the interests of R G Global Lifestyles, Inc. and its shareholders.

The affirmative vote of the holders of a majority of the Company’s common stock represented and voting at the meeting either in person or by proxy will be required to for approval of this proposal. Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

The Board of Directors Unanimously Recommends a
Vote in Favor of Proposal Number 4

RELEVANT INFORMATION

Audit Committee Charter

The Company’s Board of Directors has adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee. A copy of the Charter of the Audit Committee is attached hereto as Appendix “A.”

Beckstead & Watts, LLP, Certified Public Accountants (“Beckstead”)

Beckstead was our independent auditor and examined our financial statements for the fiscal years ending March 31, 2004 and March 31, 2005. Beckstead performed the services listed below and was paid the fees listed below for the fiscal years ended March 31, 2004 and March 31, 2005.

Audit Fees

Beckstead was paid aggregate fees of approximately $30,000 for the fiscal year ended March 31, 2004 and approximately $90,000 for the fiscal year ended March 31, 2005 for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in our quarterly reports on Form 10-QSB during these fiscal years.

Audit Related Fees

Beckstead was not paid additional fees for either of the fiscal years March 31, 2004 or March 31, 2005 for assurance and related services reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

Beckstead was not utilized for tax compliance, tax advice and tax planning during these fiscal years.

All Other Fees

Beckstead was not paid any other fees for professional services during the fiscal years ended March 31, 2004 and March 31, 2005.

Audit Committee

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the Company constituted an Audit Committee in September 2004. The audit committee consists of six (6) members, including one outside Director, an outside financial expert, the CFO, CEO, COO and the Secretary of the Company. The Audit Committee functions independently of Management of the Company, pursuant to its Charter, and there is no delegation of audit committee responsibilities to management.

The Audit Committee met twice during the fiscal year 2004-2005, on November 4, 2004 and March 4, 2005. The Audit Committee has four (4) scheduled meetings for the fiscal year 2005-2006. During Audit Committee meetings, by vote of the majority of members of the Committee, various members were assigned to investigate and report to the Committee regarding different areas of internal controls and accounting oversight matters. The Internal Controls Memorandum was divided among all members, for review, response, discussion and eventual compilation. This Internal Controls Memorandum has been reviewed and updated by members of the Audit Committee three (3) times since the inception of the Company.

Among the policies and procedures adopted by the Audit Committee is the requirement that Mr. David Koontz, CPA, outside financial expert to the Audit Committee, is charged with the responsibility for investigation, contact, and negotiation with the independent auditor regarding audit and review fees incurred during the fiscal year. In accordance with the requirements of paragraph (c) (7) (i) of Rule 2-01 of Reg S-X, Mr. Koontz made all necessary contact, inquiry, and recommendations to the Audit Committee, in order to enable the Committee to approve all (100%) of the independent auditing fees and quarterly review fees, in advance, for the conduct of the audit for fiscal 2004-2005, and for the quarterly reviews for the periods ending June 30, September 30, and December 31, 2006. Subsequent to the association of Mr. Koontz as the outside Financial Expert, no part of the pre-approval policies and procedures for the foregoing specified services has been delegated to management.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for vote at the meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the persons named as proxy holder, Maria Alto and Sonali Jhurani, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

By Order of the Board of Directors
Louis L.Knickerbocker
Chairman of the Board

Irvine, California

September 12, 2005

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
RG GLOBAL LIFESTYLES, INC.

Purpose and Policy

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Board of Directors (the “Board”) of RG Global Lifestyles, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements as well as the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditing for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”) and the performance of the Company’s internal audit function. The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The operation of the committee shall be subject to the by-laws of the Company as in effect from time to time and the California Corporation Law.

Composition

The Committee shall consist of at least three members of the Board of Directors. Each Committee member must be able to read and understand fundamental financial statements, including a Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall be a “financial expert” in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the applicable rules promulgated by the SEC there under.

Each Committee member shall satisfy the independence requirements of the NASDAQ, the Sarbanes-Oxley Act and the applicable rules promulgated by the SEC there under. No Committee member may own or control 20% or more of the Company’s voting securities or such lower measure as may be established by the SEC in rules promulgated under Section 301 of the Sarbanes-Oxley Act. Notwithstanding the foregoing, one member of the board who (i) is not independent under the NASD Rules; (ii) meets the criteria set forth in Section 301 of the Sarbanes-Oxley Act; (iii) does not own or control over 20% or more of the Company’s voting securities; and (iv) is not a current officer or family member (as defined under the NASD Rules) of each employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances determines that membership on the Committee by the individual is required by the best interest of the Company and its shareholders, and the Board discloses, in the Company’ s next annual Proxy Statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

Meetings, Procedures and Minutes

The Committee shall meet at least four times during each fiscal year, and more frequently as the Committee deems appropriate. In addition, the Committee should meet at least quarterly with the independent auditor and management to review the Company’s financial statements in a manner consistent with that outlined in this Charter. The minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

Authority

The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Act of 1934, as amended , and the rules there under and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting, or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee are necessary or appropriate in carrying out its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee shall report the results of its activities to the Board. The Committee’s functions and procedures shall remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances.

1.   Evaluation and Retention of Auditors.   To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firms most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s shareholders.

2.   Approval of Audit Engagement.   To determine and approve the engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to pre-approval policies and procedures, established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

3.   Approval of Non-Audit Services.   To determine and approve engagements of the Auditors prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

4.   Audit Partner Rotation.   To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5.   Auditor Conflicts.   At least annually, to receive and review written statements form the Auditors delineating all relationships between the Auditors and the Company, consistent with Independent Standards Board Standard No. 1. To consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6.   Former Employees of the Auditor.   To consider and, if deemed appropriate, adopt a policy regarding Committee pre-approval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.

7.   Audited Financial Statement Review.   To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K (or 10KSB) to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

8.   Annual Audit Results.   To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability , of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

9.   Quarterly Results.   To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10Q (or10QSB) and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

10.   Management and Discussion and Analysis.   To review and discuss the management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the periodic reports to be filed with the Securities and Exchange Commission.

11.   Press Releases.   To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies which discussions may be general discussion of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

12.   Accounting Principles and Policies.   To review and discuss with management and the Auditors, as appropriate significant issues that arise regarding accounting principles and financial statement presentations, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

13.   Risk Assessment and Management.   To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14.   Management Cooperation with Audit.   To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

15.   Management Letters.   To review and discuss with the Auditors and if appropriate management, an management or internal control letter issued or to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

16.   Disagreements between Auditors and Management.   To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

17.   Internal control Over Financial Reporting.   To confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

18.   Separate Sessions.   Periodically, to meet in separate sessions with the Auditors, the internal auditors and accountants or other personnel responsible for the internal audit function and management to discuss any matters that the Committee, the Auditors, the internal auditors or management believe should be discussed privately with the Committee.

19.   Correspondence with Regulators.   To consider and review with management, the Auditors, outside counsel, at appropriate, and in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

20.   Complaint Procedures.   To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.   Regulatory and Accounting Initiatives.   To review with counsel, the Auditors and management, as appropriate any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the committee such review is necessary or appropriate.

22.   Ethical Compliance.   To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethical Conduct, including review and approval of related-party transactions as required by NASDAQ rules.

23.   Investigations.   To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

24.   Proxy Report.   To prepare the report required by the rules of the Securities and Exchange Commission (Item 306 of Reg. S-K) and any additions thereto to be included in the Company’s annual Proxy Statement.

25.   Annual Charter Review.   To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

26.   Report to the Board of Directors.   To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors, the performance of the Company’s internal audit function or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

27.   Annual Committee Evaluation.   To conduct an annual evaluation of the performance of the Committee.

28.   General Authority.   To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

29.   Related Party Transactions.   The Committee shall review all related party transactions and all such transactions must be approved by the Committee.

30.   Foreign Subsidiaries.   The Committee shall have the authority to review the Company’s involvement with any foreign subsidiary and to insure that the foreign subsidiary is in compliance with all rules and regulations as promulgated by the NASDAQ, the Securities and Exchange Commission and such other regulatory bodies that have jurisdiction.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

APPENDIX B

CERTIFICATE OF AMENDMENT OF ARTICLES
OF INCORPORATION RG GLOBAL LIFESTYLES, INC.

The undersigned certify that :

1.                They are the President and the Secretary respectively of RG GLOBAL LIFESTYLES, INC., a California corporation.

2.                Article IV of the Articles of Incorporation of this Corporation is amended to read as follows:

“This Corporation is authorized to Issue two classes of stock to be designated respectively ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock par value $.001 per share and Ten Million (10,000,000) shares shall be Preferred Stock no par value.”

2.                Article V of the Articles of Incorporation of this corporation is amended to read as follows:

“This corporation is authorized to have a minimum of three and a maximum of eleven members of the Board of Directors.”

3.                The foregoing amendment of the Articles of Incorporation has been approved by the Board of Directors.

4.                The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The current total number of outstanding shares of the corporation is 25,150,000. The current number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of RG GLOBAL LIFESTYLES, INC., a corporation organized and existing under the laws of the State of California.

We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to the best of our own knowledge.

Dated:   September 12, 2005

Louis L. Knickerbocker—Chairman, President and CEO

Herrie Tantono—Secretary

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RG GLOBAL LIFESTYLES, INC.

The undersigned hereby appoints Maria Alto and Sonali Jhurani or either of them as Proxies with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on Monday October 24, 2005 at 10:00am at the Four Seasons Hotel,  600 Newport Center Drive, Newport Beach, CA 92660 or at any adjournment thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments thereof, hereby revoking all former proxies.

Election of Directors

The nominees for the Board of Directors are:

Louis L. Knickerbocker	Herrie Tantono	Horst Geicke

Bruce Thomsen	Grant King	Budy Hartono

Instruction:  To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided below:

The Board of Directors recommends a vote FOR Proposal 1, 2 and 3 and  a ratification of Proposal 4.

1.	To elect six (6) directors to hold office for a one year term or until each of their successors are elected and qualified (except as marked to the contrary above).

	☐	FOR	☐	AGAINST	☐	ABSTAINS	☐	WITHHOLDS

2.	To amend the Company’s Articles of Incorporation with respect to increasing the number of authorized members from the present six to a total of eleven authorized members.

	☐	FOR	☐	AGAINST	☐	ABSTAINS	☐	WITHHOLDS

3.	To amend the Company’s Articles of Incorporation with respect to increasing the par value of the Company’s common stock to $.001 per share.

	☐	FOR	☐	AGAINST	☐	ABSTAINS	☐	WITHHOLDS

4.	To ratify the appointment of Beckstead & Watts as the independent auditor of the Company.

	☐	FOR	☐	AGAINST	☐	ABSTAINS	☐	WITHHOLDS

1

5.	To withhold the proxy’s discretionary vote on Your behalf with regards to any other matters that are properly presented for a vote at the meeting, please mark the box below.

☐	WITHHOLDS

This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR each of the proposals.

Dated:	, 2005

Signature of Shareholder

Signature of Shareholder

Please date and sign exactly as Your name(s) appears hereon.  If the shares are registered in more than one name, each joint owner or fiduciary should sign personally.  When signing as executor, administrator, trustee or guardian give full titles.  Only authorized officers should sign for a corporation.

2